SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                February 11, 1998
                Date of Report (Date of earliest event reported)



                            Celerity Solutions, Inc.
               (Exact name of Registrant as Specified in Charter)



          Delaware                       0-20102                 52-1283993
(State or Other Jurisdiction           (Commission             (IRS Employer
       of Incorporation)               File Number)          Identification No.)


   200 Baker Avenue, Suite 300
   Concord, Massachusetts                                           01742
       (Address of Principal                                      (Zip Code)
       Executive Offices)



                                 (978) 287-5888
                         (Registrant's telephone number,
                              including area code)


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Item 5. Other Events.

     In December 1997, Celerity Solutions, Inc. (the "Company" or "Celerity"), acquired Somerset Automation, Inc. (SAI), a California-based, privately held developer and integrator of warehouse management software and merged it into the Company's wholly owned subsidiary, Somerset Solutions, Inc. (Somerset). Additionally, the Company had previously acquired all of the outstanding capital stock of Client Server Technologies, Inc., a Massachusetts-based, privately-held developer and integrator of supply-chain management software ("CSTI"). As a result of these acquisitions, the Company believes the risk factors previously set forth in certain of the Company's filings with the Securities and Exchange Commission should be updated and amended to reflect the Company's current situation. Accordingly, the Company is filing this Current Report on Form 8-K which contains an updated version of Risk Factors which it believes are applicable to its business.


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


                                  RISK FACTORS

     Limited Operating History in the Supply Chain Management Software Industry:
Starting in April of 1997, the Company shifted its focus from consumer to business software and is in the process of transitioning business operations into a new industry. Even though SAI and CSTI have combined, over 22 years of experience in this industry, the Company itself has a limited operating history in the new industry. There can be no assurance that the Company will be successful in managing the transition and identifying acquisition candidates to expand operations and add product offerings.

     Lack of Profitability: The Company has had a history of losses. With the exception of the fiscal years ended March 31, 1996, the Company has not had a profitable year since its inception in 1982. With the acquisitions of SAI and CSTI, management believes it has repositioned the Company for growth in an expanding industry. However, there can be no assurance that the Company will be able to achieve and sustain any level of profitability.

    Sustaining a Public Trading Market: Since the publicly traded stock of the Company is thinly traded, there can be no assurance that an active trading market for the Company's stock will develop in the near future, or if developed, that such a market will be sustained. In the absence of a public market, an investor may be unable to liquidate his investment in the Company. The market price of the Company's Stock may be adversely affected by factors that may or may not relate to the Company's performance. Such factors may include the announcement or introduction of new hardware platforms or software products by the Company's competitors, as well as conditions in the supply chain management software industry, the stock market and the economy in general. The market price may be affected when certain existing shareholders have the right to begin trading stock on the public market beginning April 1998, a year after the acquisition of CSTI by the Company.

     Dependence on New Products and Rapid Technological Change: The market for the Company's products is characterized by rapidly changing technologies, frequent new product introductions, rapid changes in customer requirements and evolving industry standards. The Company's success is largely dependent on its ability to develop new products and to lengthen the life cycle of current products through upgrades and enhancements. It must continually evaluate and adapt its products to emerging hardware platforms and technologies. There can be no assurance that the Company will be able to develop and market new products or product enhancements that respond to technological change or evolving industry standards, that new products will be released on schedule, or that released products will achieve any degree of market acceptance. The inability, for technological or other reasons, to successfully develop and introduce new products or product enhancements could have a material adverse effect on the Company's business and its operating results and financial condition.

     Risk of Software Errors or Failures: The Company's software products may contain undetected errors when first introduced or when new versions are released. There can be no assurance that, despite testing of the Company's products, errors will be detected in new products


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

or subsequent releases, resulting in the loss of or a delay in market acceptance which could have a material adverse effect on the Company's business and its operating results and financial condition.

     Competition: The supply chain management software industry is intensely competitive. The Company's competitors in the supply chain management software industry include small and large companies which offer various solutions in different segments of the supply chain. Many competitors have substantially greater financial, technical, marketing and distribution resources, greater name recognition and a larger base of customers than the Company. Existing competitors may continue to broaden their product lines and potential competitors, including computer manufacturers or software developers, may enter the market or increase their focus and resources on products and product lines which compete with the Company's products. An increasing number of competitive products may result in an inability to distribute or sell products, increased development, marketing and distribution costs, and additional pricing pressures, any of which could have a material adverse effect on the Company's operating results. Furthermore, current and potential competitors may make acquisitions of other competitors or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the Company's prospective customers. Therefore, it is possible that new competitors may emerge and acquire significant market share. This could have a material adverse effect on the Company's business and its operating results and financial condition.

     Lack of Product Diversification: The Company's future results depend on continued market acceptance of supply chain management software as well as the Company's ability to adapt and modify such software to meet the evolving needs of its customers. Any reduction in demand or increase in competition could have a material adverse effect on the Company's business and its operating results and financial condition.

     Dependence on Certain Distribution Channels: The Company's future success in the supply chain management software industry depends upon the successful expansion of the Company's marketing, sales, support and service organizations, as well as its ability to establish alternative distribution channels, including resellers, systems integrators and application software vendors. The Company has formal and informal relationships with a number of third-party software and 4hardware vendors, consulting and system integration firms. Such firms include:
Hewlett Packard, Microsoft, Digital Equipment Corp., COGNOS, Business Forecast Systems, The Orion Group Software Engineers, Inc., Oracle Corporation, Information Industries, Inc., Telxon Corporation and Sqribe Technologies. There can be no assurance that the Company will be able to expand its marketing, sales, support and service organizations or develop additional distribution channels on a timely basis. In addition, the Company's arrangements with these firms are not exclusive and, in many cases, may be terminated by either party without cause, and many of these firms also distribute products which compete with those offered by the Company. Therefore, there can be no assurance that any firm will continue its involvement with the Company and its products, and the loss of important firms could have a material adverse effect on the Company's business and its operating results and financial condition.

     Proprietary Intellectual Property Rights: The Company regards the software it owns as proprietary and relies primarily on a combination of copyrights, trademarks, trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary intellectual property rights. There can be no assurances that the Company's competitors will not independently develop products that are substantially equivalent or superior to the Company's products. Most of the Company's products do not include any mechanisms to prevent or inhibit unauthorized copying, nor does the Company rely on shrink-wrap licenses which restrict copying and use of the products. The Company is aware that unauthorized copying occurs within the software industry and that if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business and operating results could be adversely affected. As the number of software products increase and the functionality of these products further overlaps, software developers may become increasingly subject to infringement claims. Although there are currently no infringement claims against the Company, there can be no assurance that third parties will not assert infringement claims against the Company with respect to current or future products, or that any such assertion will not require the Company to enter into royalty arrangements or incur significant litigation costs.

     Integration of Acquisitions: The Company acquired CSTI and SAI in 1997. The Company may pursue acquisitions of other companies with potentially complementary product lines, technologies and businesses in the future. The current Company's management and several members of, CSTI's and SAI's management, had a history of successful integration of software companies and successful development and integration of supply chain management software. However, acquisitions involve a number of risks and difficulties, including technology acceptance, expansion into new geographic markets and business areas, the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies and the integration of the acquired companies' business and financial processes with those of the Company. There can be no assurance that the Company will successfully integrate the operation of CSTI or SAI or other acquired businesses, which could have a material adverse effect on the Company' business, operating results and financial condition.

     Key Employees: The Company believes its future success will depend, in part, upon continued service of a small number of key technical and senior management personnel and on its continued ability to recruit and retain highly-skilled management and technical personnel. Competition for such employees is intense and the loss of services of key personnel could have a material adverse effect on the Company's operating results and financial condition. There can be no assurance that the Company will retain its key managerial and technical employees or that it will be successful in attracting and retaining other highly-skilled managerial and technical resources.

     Quarterly Fluctuations And Seasonality: The Company's software products revenues are difficult to forecast because the market for business application software products is evolving rapidly, and the Company's sales cycles vary substantially from customer to customer. The Company's revenues in general are relatively difficult to forecast due to a number of reasons, including, but not limited to, the following: (i) the relatively long sales cycle for the Company's

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products, (ii) the size and timing of individual licensing  transactions,  (iii)
the timing of the introduction of new products or product enhancements by the Company or its competitors, (iv) the potential for delay or deferral of customer implementations of the Company's software, (v) changes in customer budgets, and
(vi) the seasonality of technology purchases and other general economic conditions. The level of net sales realized by the Company in any quarter is principally dependent on the number of new Continuum software licenses sold and the number of titles shipped for published consumer software titles. The purchase of supply chain management solutions requires a significant commitment of capital and resources on the part of the customer, the sales cycles are long and average from six to nine months. As a result, revenue recognition is subject to many risks such as budgetary cycles, changes in the business of a customer and overall economic trends that are not controllable by the Company. Quarterly results have varied significantly in the past and are likely to fluctuate in the future as a result of new orders timing, product development expenditures, the number and timing of new product completions, and multimedia product shipments and returns. A significant portion of the Company's operating expenses are fixed and planned expenditures in any given quarter are based on sales and revenue forecasts. Accordingly, if net sales do not meet the Company's expectations in any given quarter, operating results and financial condition could be adversely and disproportionately affected because a significant portion of the Company's expenses do not vary with revenues. As a result of these and other factors, the Company's results of operations and financial condition for any period are inherently difficult to predict. Any significant change from levels expected by securities analysts or shareholders could result in substantial volatility in the trading price of the Company's common stock.

     Absence of Dividends: It is unlikely that the Company will declare or pay cash dividends in the foreseeable future. The Company intends to retain earnings, if any, to expand its business operations.

     International Operations: The Company's international operations are subject to risks inherent in international business activities, including management and staffing of an organization spread over various countries, longer account receivable payments abroad, compliance with foreign law, unexpected changes in regulatory requirements, different tax structures, foreign currency exchange rate fluctuations and general economic and political conditions.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








Date: February 11, 1998                         Celerity Solutions, Inc.
                                                By: /s/ Edward Terino
                                                   -----------------------------
                                                Edward Terino
                                                Its: Chief Financial Officer



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